Number	OMEGA LOGO	Shares
THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ OR NEW YORK, NY		THE SHARES EVIDENCED HEREBY ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER AS ARE FULLY DESCRIBED ON THE REVERSE SIDE HEREOF.
INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND		CUSIP 681936 40 7

OMEGA HEALTHCARE INVESTORS, INC.

  This certifies that

  is the record holder of

  8.375% SERIES D CUMULATIVE REDEEMABLE PREFERRED STOCK, LIQUIDATION PREFERENCE $25.00 PER SHARE OF

Omega Healthcare Investors, Inc., transferable on the share register of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Reference is made to the statement on the reverse hereof with respect to the class or series of shares and certain restrictions in the transferability thereof.

        Witness the facsimile signatures of its duly authorized officers.

Dated:

/s/ DANIEL J. BOOTH	/s/ C. TAYLOR PICKETT
SECRETARY	CHIEF EXECUTIVE OFFICER

CERTIFICATE OF STOCK

OMEGA HEALTHCARE INVESTORS, INC.

        The Corporation has the authority to issue Preferred Stock. The Corporation will furnish to any stockholder on request and without charge a full statement of the preferences, conversion and other rights, voting powers, limitations as to dividends, qualifications, terms and conditions of redemption of the stock of each Class the Corporation is authorized to issue. The Preferred Stock is subject to redemption by the Corporation on and after February 10, 2009. The transfer of these shares to any person who would thereby hold beneficial interest of more than 9.9% of the value of the outstanding capital stock of the Corporation may be prohibited or void or subject to other transfer restrictions of redemption rights as set forth in the Charter. The Corporation will furnish information concerning such restrictions to any stockholder on request and without charge.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT		Custodian

				(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act			(State)
			UNIF TRF MIN ACT		Custodian until age

(Cust)
COM PROP	—	as community property			under Uniform Transfers to Minors Act

				(Minor)		(State)

Additional abbreviations may also be used though not set in the above list.

For Value Received, ________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

X

X

Signature(s) Guaranteed	NOTICE:	THE SIGNATURE(S) TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.